EXECUTION VERSION

FIRST AMENDMENT TO TERM LOAN AGREEMENT

THIS FIRST AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”) dated as of February 29, 2016 to the Term Loan Agreement referenced below, is by and among POTLATCH CORPORATION, a Delaware corporation (“Potlatch”), POTLATCH FOREST HOLDINGS, INC., a Delaware corporation (“Potlatch Forest”) and POTLATCH LAND & LUMBER, LLC, a Delaware limited liability company and a taxable REIT subsidiary of Potlatch (“Potlatch Land & Lumber”, and, together with Potlatch and Potlatch Forest, the “Borrowers”), the Guarantors party hereto, the Lenders and Voting Participants identified on the signature pages hereto and NORTHWEST FARM CREDIT SERVICES, PCA, as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, term loan facilities have been established in favor of the Borrowers (other than Potlatch Land & Lumber) pursuant to the terms of that certain Amended and Restated Term Loan Agreement dated as of December 5, 2014 (as amended, restated, modified or supplemented from time to time, the “Term Loan Agreement”) among the Borrowers (other than Potlatch Land & Lumber), the guarantors from time to time party thereto (the “Guarantors”), the Lenders from time to time party thereto (the “Lenders”) and the Administrative Agent;

WHEREAS, the Borrowers have requested that the Lenders and Voting Participants amend the Term Loan Agreement to modify certain provisions contained therein, including with respect to (a) Potlatch Land & Lumber becoming a Borrower rather than a Guarantor and (b) the making of a new $27,500,000 term loan to the Borrowers; and

WHEREAS, the Lenders and Voting Participants have agreed to amend the Term Loan Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Term Loan Agreement.

2.    Amendment. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Term Loan Agreement is hereby amended as follows:

(a)    In the definition of “Applicable Rate” in Section 1.01 of the Term Loan Agreement, the following new clause (i) is hereby added immediately following clause (h):

(i)    the Term Loan I, 3-month LIBOR plus 2.15% per annum.

(b)    The definition of “Borrowers” is hereby amended and restated in its entirety to read as follows:

“Borrowers” means Potlatch, Potlatch Forest and Potlatch Land & Lumber and “Borrower” means any one of them.

(c)    In the definition of “Commitment” in Section 1.01 of the Term Loan Agreement, a reference to “and/or Term Loan I Commitment” is hereby added immediately following the reference to “Term Loan H Commitment.”

(d)    The definition of “Fee Letter” is hereby amended and restated in its entirety to read as follows:

“Fee Letter” means (a) the letter agreement, dated as of October 17, 2014 and amended and restated as of the Restatement Date, between the Company and the Administrative Agent and (b) the letter agreement, dated as of February 29, 2016 between the Company and the Administrative Agent.

(e)    In the definition of “LIBOR” in Section 1.01 of the Term Loan Agreement, the last sentence of such definition is hereby amended and restated in its entirety to read as follows:

For the purposes of this Agreement, all LIBOR Loans will have an interest period of three months (other than (a) the LIBOR Loans made on the Delayed Funding Date, which shall have an interest period commencing on the Delayed Funding Date and ending on the first Interest Payment Date thereafter, (b) the Term Loan I LIBOR Loans, which will have an interest period commencing on the First Amendment Effective Date and ending on the first Interest Payment Date thereafter and (c) the final interest period, which shall commence on the last Interest Payment Date prior to the applicable Maturity Date and end on the applicable Maturity Date) and LIBOR will reset on each Interest Payment Date.

(f)    In the definition of “LIBOR Loans” in Section 1.01 of the Term Loan Agreement, a reference to “and Term Loan I” is hereby added immediately following the reference to “Term Loan E.”

(g)    In the definition of “Loan” in Section 1.01 of the Term Loan Agreement, a reference to “and Term Loan I” is hereby added immediately following the reference to “Term Loan H.”

(h)    In the definition of “Maturity Date” in Section 1.01 of the Term Loan Agreement, the following new clause (i) is hereby added immediately following clause (h):

(i)    the Term Loan I, February 1, 2026.

(i)    In the definition of “Term Loans” in Section 1.01 of the Term Loan Agreement, a reference to “and Term Loan I” is hereby added immediately following the reference to “Term Loan H.”

(j)    The following new definitions are hereby added to Section 1.01 of the Term Loan Agreement in the appropriate alphabetical order:

“First Amendment Effective Date” means February 29, 2016.

“Term Loan I” has the meaning specified in Section 2.01(i).

“Term Loan I Commitment” means, as to each Lender, its obligations to make its portion of the Term Loan I to the Borrowers pursuant to Section 2.01 in the principal amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

(k)     In Section 2.01 of the Term Loan Agreement, the following new clause (i) is hereby added immediately following clause (h):

(i)    Term Loan I. Subject to the terms and conditions set forth herein, each Lender severally agrees to make, on the First Amendment Effective Date, its portion of a separate TWENTY SEVEN MILLION FIVE HUNDRED THOUSAND DOLLAR ($27,500,000) term loan (identified as Loan 6226610 by NWFCS) to the Borrowers in Dollars in an amount not to exceed such Lender’s Term Loan I Commitment (“Term Loan I”).

(l)    In Section 2.02 of the Term Loan Agreement, the following sentence is hereby added after the third sentence:

Each Lender shall make the amount of its Applicable Percentage of Term Loan I available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 noon on the First Amendment Effective Date.

(m)    In Section 2.06(c) of the Term Loan Agreement, the first sentence is amended and restated in its entirety to read as follows:

Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto commencing, (x) with respect to the Term Loan C, Term Loan D, Term Loan E, Term Loan F, Term Loan G and Term Loan H, January 1, 2015, (y) with respect to the Term Loan I, April 1, 2016, and, in each case, at such other times as may be specified herein.

(n)    Section 5.15 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

The proceeds of (x) the Term Loans (other than the Term Loan I) hereunder shall be used solely by the Borrowers to fund (or refinance prior fundings for) timberland, timberland lease or timber deed purchases, and (y) the Term Loan I hereunder shall be used solely by the Borrowers to refinance existing Indebtedness.

(o)    Section 6.10(c) of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

The Loan Parties shall not permit the Consolidated Parties to sell more than an aggregate of 480,000 acres of Timberlands during the term of this Agreement unless otherwise approved by the Required Lenders; provided that up to an aggregate amount of 250,000 acres of timberlands sold in the fiscal years ending December 31, 2016 and December 31, 2017 shall be excluded from the maximum acreage limitation set forth above.

(p)    Section 7.07(e) of the Term Loan Agreement is hereby amended to add the following proviso at the end of such section:

; provided that, the Borrower shall be permitted to repurchase up to an additional $50,000,000 of Potlatch Capital Stock pursuant to this clause (e) so long as such additional purchases are funded by proceeds from Asset Dispositions and not from the incurrence of Funded Indebtedness.

(q)    Schedules 2.01, 5.09, 5.13, 5.16, 5.24(a)-(c), 7.01 and 7.06 to the Term Loan Agreement is hereby amended and restated in its entirety to read in the form of Schedules 2.01, 5.09, 5.13, 5.16, 5.24(a)-(c), 7.01 and 7.06 attached hereto.

3.    Joinder of Potlatch Land & Lumber as a Borrower. In connection with the Amendments set forth above, the Borrowers have requested to add Potlatch Land & Lumber as a Borrower under the Term Loan Agreement, and have also requested that Potlatch Land & Lumber be released from its obligations as a “Guarantor” under the Term Loan Agreement. Accordingly, effective as of the First Amendment Effective Date:

(a)    Potlatch Land & Lumber hereby acknowledges, agrees and confirms that, by its execution of this Agreement, it will be deemed to be a party to the Term Loan Agreement and a “Borrower” of the Obligations for all purposes of the Term Loan Agreement, and shall have all of the obligations of a Borrower thereunder as if it had executed the Term Loan Agreement. Potlatch Land & Lumber hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Borrowers contained in the Term Loan Agreement. Without limiting the generality of the foregoing terms of this paragraph (a), the Borrower hereby jointly and severally together with Potlatch and Potlatch Forest agrees that it will be liable for (and hereby assumes) the Obligations.

(b)    Potlatch Land & Lumber hereby represents and warrants to the Administrative Agent and the Lenders that:

(i)    its exact legal name and state of formation are as set forth on the signature pages hereto and

(ii)    the address of Potlatch Land & Lumber for purposes of all notices and other communications is the address designated for the Borrowers on Schedule 10.02 to the Term Loan Agreement or such other address as Potlatch Land & Lumber may from time to time notify the Administrative Agent in writing.

(c)     Potlatch Land & Lumber hereby appoints the Administrative Borrower to act as their agent for all purposes under this Agreement (including, without limitation, with respect to all matters related to the borrowing and repayment of Loans) and agrees that (i) the Administrative Borrower may execute such documents on behalf of Potlatch Land & Lumber as the Administrative Borrower deems appropriate in its sole discretion and Potlatch Land & Lumber shall be obligated by all of the terms of any such document executed on its behalf, (ii) any notice or communication delivered by the Administrative Agent or the Lender to the Administrative Borrower shall be deemed delivered to Potlatch Land & Lumber and (iii) the Administrative Agent or the Lenders may accept, and be permitted to rely on, any document, instrument or agreement executed by the Administrative Borrower on behalf of Potlatch Land & Lumber.

(d)    The Administrative Agent and the Lenders hereby agree that Potlatch Land & Lumber is hereby released from all of its Obligations as a Guarantor under the Term Loan Agreement and the other Loan Documents. The Administrative Agent agrees to execute and deliver to the Borrower (all at the expense of the Borrower) such other documents as the Borrower may reasonably request to evidence and give full effect to the release contemplated hereby.

4.    Conditions Precedent. This Amendment shall become effective upon the satisfaction of the following conditions:

(a)    Receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Borrowers, the Guarantors, the Administrative Agent, each Lender with a Term Loan I Commitment and the Required Lenders;

(b)    Receipt by the Administrative Agent of the following:

(i)    copies of the Organization Documents of each Loan Party certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the First Amendment Effective Date;

(ii)    such certificates of resolutions or other action, incumbency certificates (including specimen signatures) and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require approving this Agreement and evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iii)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in (A) the jurisdiction of its incorporation or organization and (B) each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(iv)(x) a legal opinion of Lorrie D. Scott, Vice President, General Counsel and Corporate Secretary of the Borrowers and Guarantors, and (y) a legal opinion of Perkins Coie LLP, special counsel to the Borrowers, in each case dated as of the First Amendment Effective Date and in form and substance reasonably satisfactory to the Administrative Agent;

(v)     a certificate executed by a Responsible Officer of the Borrowers as of the First Amendment Effective Date, demonstrating compliance with the financial covenants contained in Section 6.10 of the Term Loan Agreement and any similar covenants in the Revolving Credit Agreement on a Pro Forma Basis after giving effect to the funding of the Term Loan I on the First Amendment Effective Date;

(vi)    a Note executed by each of the Borrowers in favor of each Lender requesting a Note for the Term Loan I; and

(vii)    a Second Amended and Restated Note executed by each of the Borrowers in favor of Northwest Farm Credit Services, PCA, which shall amend and restate in its entirety the Amended and Restated Note dated as of December 5, 2014;

(c)    The payment by the Borrowers of all fees and expenses due and payable as of the First Amendment Effective Date, including the reasonable out-of-pocket costs and expenses of the Administrative Agent and the reasonable fees and expenses of Moore & Van Allen PLLC, special counsel to the Administrative Agent.

5.    Representations and Warranties. The Loan Parties hereby, jointly and severally, represent and warrant that:

(a)    the representations and warranties contained in Article V of the Term Loan Agreement are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date, and except that for purposes hereof, the representations and warranties contained in Sections 5.01(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01,

(b)     no Default exists under the Term Loan Agreement on and as of the date hereof and after giving effect to this Amendment,

(c)    this Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d)    this Amendment constitutes the legal, valid and binding obligation of each Loan Party, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(e)    the execution, delivery and performance of this Amendment by each Loan Party will not: (i) contravene the terms of any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Loan Party; (ii) violate, contravene or materially conflict with any Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (iii) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any material indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound or (iv) result in or require the creation of any Lien upon or with respect to its properties.

6.    No Other Changes; Ratification. Except as expressly modified or waived hereby, all of the terms and provisions of the Term Loan Agreement (including the schedules and exhibits thereto) and the other Loan Documents shall remain in full force and effect. The term “this Agreement” or “Term Loan Agreement” and all similar references as used in each of the Loan Documents shall hereafter mean the Term Loan Agreement as amended by this Amendment. Except as herein specifically agreed, the Term Loan Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

7.    Counterparts; Facsimile/Email. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Amendment by telecopy or electronic mail by any party hereto shall be effective as such party’s original executed counterpart.

8.    Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

9.    Entirety. This Amendment and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:    POTLATCH CORPORATION,
a Delaware corporation
By:__/s/Jerald W. Richards
Name: Jerald W. Richards
Title: VP - CFO
POTLATCH FOREST HOLDINGS, INC.,
a Delaware corporation
By:__ /s/Jerald W. Richards
Name: Jerald W. Richards
Title: VP – CFO
POTLATCH LAND & LUMBER, LLC,
a Delaware limited liability company
By:__ /s/Jerald W. Richards
Name: Jerald W. Richards
Title: VP - CFO

GUARANTORS:    PFHI IDAHO INVESTMENT LLC,
a Delaware limited liability company
By:___ /s/Jerald W. Richards
Name: Jerald W. Richards
Title: VP - CFO
POTLATCH TIMBERLANDS, LLC,
a Delaware limited liability company
By:__ /s/Jerald W. Richards
Name: Jerald W. Richards
Title: VP - CFO
POTLATCH LAKE STATES TIMBERLANDS, LLC
a Delaware limited liability company
By:__ /s/Jerald W. Richards
Name: Jerald W. Richards
Title: VP - CFO
POTLATCH MINNESOTA TIMBERLANDS, LLC
a Delaware limited liability company
By:___ /s/Jerald W. Richards
Name: Jerald W. Richards
Title: VP - CFO
PFPC MCCALL INVESTMENT LLC
a Delaware limited liability company
By:___/s/Jerald W. Richards
Name: Jerald W. Richards
Title: VP - CFO

ADMINISTRATIVE AGENT

AND LENDERS:	NORTHWEST FARM CREDIT SERVICES, PCA
as Administrative Agent

By: /s/ Herbert J. Sanders

Name: Herbert J. Sanders

Title: SVP-Forest Products

NORTHWEST FARM CREDIT SERVICES, PCA
as a Lender

By: /s/ Herbert J. Sanders

Name: Herbert J. Sanders

Title: SVP-Forest Products

VOTING PARTICIPANTS:            CoBank, FCB
as a Voting Participant

By: /s/ Michael Tousignant

Name: Michael Tousignant

Title: Vice President

VOTING PARTICIPANTS:            AgFirst Farm Credit Bank
as a Voting Participant

By: /s/ James M. Mancini, Jr.

Name: James M. Mancini Jr.

Title: Vice President

VOTING PARTICIPANTS:            Farm Credit Mid-America, FLCA
as a Voting Participant

By: /s/ Ralph M. Bowman

Name: Ralph M. Bowman

Title: Vice President

VOTING PARTICIPANTS:            Farm Credit West, FLCA
as a Voting Participant

By: /s/ Robert Stornetta

Name: Robert Stornetta

Title: Vice President

VOTING PARTICIPANTS:            American AgCredit, FLCA
as a Voting Participant

By: /s/ Michael J. Balok

Name: Michael J. Balok

Title: Vice President

VOTING PARTICIPANTS:	United FCS, FLCA d/b/a FCS Commercial Finance Group
as a Voting Participant

By: /s/ Lisa Caswell

Name: Lisa Caswell

Title: Vice President

VOTING PARTICIPANTS:            Farm Credit East, ACA
as a Voting Participant

By: /s/ Benjamin E. Thompson

Name: Benjamin E. Thompson

Title: Assistant Vice President

VOTING PARTICIPANTS:            Farm Credit Services of America, FLCA
as a Voting Participant

By: /s/ Ben Fogle

Name: Ben Fogle

Title: Vice President

VOTING PARTICIPANTS:            Capital Farm Credit, FLCA
as a Voting Participant

By: /s/ Donald L. Palm

Name: Donald L. Palm

Title: SVP/Capital Markets